UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 3, 2015

DILIGENT CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	000-53205	26-1189601
(State or other jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

1385 Broadway, 19th Floor

New York, NY 10018

(Address of principal executive offices)

(212) 741-8181

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 18, 2015, New Zealand time, the Board of Directors (the “Board”) of Diligent Board Member Services, Inc. (the “Company”) voted to amend the Company’s Amended and Restated Certificate of Incorporation to change the name of the Company from “Diligent Board Member Services, Inc.” to “Diligent Corporation” (the “Amendment”).  Additionally, the Board voted to amend the Amended and Restated Bylaws of the Company to change any reference to “Diligent Board Member Services, Inc.” to “Diligent Corporation” (the “Bylaw Amendment”)  The Amendment and the Bylaw Amendment became effective upon the Company’s filing of a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on June 3, 2015, New York time (the “Certificate of Amendment”).

The Certificate of Amendment and the Amended and Restated Bylaws of the Company, as amended, are attached to this Current Report on Form 8-K as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits

Exhibit
No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2015	DILIGENT CORPORATION

	By:	/s/ Thomas N. Tartaro
Thomas N. Tartaro
General Counsel, Corporate Secretary and Executive Vice President